Item 77C - DWS Equity Partners Fund (the "Registrant")

Registrant incorporates by reference the Registration Statement on Form N-14, filed on March 8, 2006, (Accession No. 0001193125-06-
048473).

Shareholder Meeting Results:

A Special Meeting of Shareholders of the Registrant, and DWS Equity Partners Fund, Inc was held on May 5, 2006. The following matter was voted upon by the shareholders of the Registrant and Series (the resulting votes are presented below):

I. Election of Trustees.

       Affirmative 		Withhold
Henry P. Becton, Jr.	11,395,731.095		45,733.331
Dawn-Marie Driscoll	11,398,474.095		42,990.331
Keith R. Fox	11,398,287.095		43,177.331
Kenneth C. Froewiss	11,396,329.095		45,135.331
Martin J. Gruber	11,400,512.095		40,952,331
Richard J. Herring	11,400,634,095		40,830,331
Graham E. Jones	11,402,050.095		39,414.331
Rebecca W. Rimel	11,397,769.095		43,695.331
Philip Saunders, Jr.	11,402,592.095		38,872.331
William N. Searcy, Jr.	11,399,849.095		41,615.331
Jean Gleason Stromberg	11,395,422.095		46,042.331
Carl W. Vogt	11,395,853.095		45,611.331
Axel Schwarzer	11,395,544.095		45,920.331

II-A. Approval of an Amended and Restated Investment Management
Agreement with the Fund's Current Investment Advisor.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below

Affirmative 	Against 	Abstain		Broker
Non-votes
7,114,715.254	545,037.406		152,802.137
	1,229,065.000

II-B Approval of an Amended and Restated Investment Management Agreement with Deutsche Investment Management Americas Inc.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,152,859.802	       498,637.689	         161,057.306
	1,229,065.000

II-C. Approval of a Sub-Advisor Approval Policy.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
6,790,398.959	854,678.624		167,477.214
	1,229,065.000



III-A. Approval of a revised fundamental investment restrictions on Borrowing Money.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,509,706.106	      230,473.748	          72,374.943
	1,229,065.000

III-C. Approval of a revised fundamental investment restrictions on Senior Securities.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,509,656.431	           230,523.423	          72,374.943
	1,229,065.000

III-D Approval of a revised fundamental investment restrictions on Concentration.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,510,722.213	229,457.641		72,374.943
	1,229,065.000

III-E. Approval of a revised fundamental investment restrictions on Underwriting of Securities
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,509,299.288	230,880.566		72,374.943
	1,229,065.000

III-F. Approval of a revised fundamental investment restrictions on Real Estate Investments.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker
Non-votes
7,510,600.213	229,579.641		72,374.943
	1,229,065.000

III-G. Approval of a revised fundamental investment restrictions on Commodities.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker Non-votes
7,502,424.448	237,755.406	72,374.943	1,229,065.000

II-H. Approval of a revised fundamental investment restrictions on Lending.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker Non-votes
7,510,492.888	229,686.966	72,374.943	1,229,065.000



III-I. Approval of a revised fundamental investment restrictions on
Portfolio Diversification for   Diversified Funds.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below):

Affirmative 	Against 	Abstain		Broker Non-votes
7,510,722.213	229,457.641	72,374.943	1,229,065.000

IV. Approval of Reclassification of the Fund's Investment Objective as Non-Fundamental.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below

Affirmative 	Against 	Abstain		Broker Non-votes
6,721,277.295	906,866.198	184,411.304	1,229,065.000

VI. Approval of Amended and Restated Articles of Incorporation.
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below

Affirmative 	Against 	Abstain		Broker Non-votes
7,518,551.463	143,519.911	150,483.423	1,229,065.000

 VIII Approval of Adoption of  a Rule 12b-1 Plan Class B shares
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below

Affirmative 	Against 	Abstain		Broker Non-votes
132,435.797	1,766.733	3,347.423	46,477.000

VIII Approval of Adoption of  a Rule 12b-1 Plan Class C shares
The meeting reconvened on June 1, 2006 at which time this matter was voted upon by the shareholders (the resulting votes are presented below

Affirmative 	Against 	Abstain		Broker Non-votes
199,789.347	7,320.733	11,680.001	74,416.000


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